Tonix Pharmaceuticals Holding Corp 8-K

Exhibit 99.01

Tonix Pharmaceuticals to Present Results from Preclinical Study of TNX-801 in a Poster
Presentation at the 2020 American Society for Microbiology (ASM) Biothreats Conference

NEW YORK, January 23, 2020 (GLOBE NEWSWIRE) -- Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) (Tonix or the Company), a clinical-stage biopharmaceutical company, today announced that it will be presenting preclinical results of TNX-801 in a poster at the 2020 ASM Biothreats Conference. The meeting is being held January 28-30, 2020 in Arlington, Va.

Details of poster presentation at ASM Biothreats 2020

Title:  Synthetic Chimeric Horsepox Virus (scHPXV) Vaccination Protects Macaques from Monkeypox

Date and Time:  Poster Session 2 on Wednesday, January 29, 2020, 4:15 p.m. - 5:15 p.m. ET

Location: Hyatt Regency Crystal City at Reagan National Airport, Independence

Presentation/Poster Board Number: 114

Presenter: Seth Lederman, M.D., Chief Executive Officer, Tonix Pharmaceuticals Holdings Corp.

About Tonix Pharmaceuticals Holding Corp.

Tonix is a clinical-stage biopharmaceutical company focused on discovering and developing small molecules and biologics to treat psychiatric, pain and addiction conditions. Tonix’s lead product candidate, TNX-102 SL*, is in Phase 3 development as a bedtime treatment for posttraumatic stress disorder (PTSD) (trade name Tonmya**) and fibromyalgia. The Phase 3 RECOVERY trial (P302) in PTSD is currently enrolling and results from an interim analysis for a potential sample size adjustment are expected in the first quarter of 2020 and topline data are expected in the second quarter of 2020 if the sample size remains the same. TNX-102 SL for PTSD has U.S. Food and Drug Administration (FDA) Breakthrough Therapy Designation. The Company has started enrollment in the Phase 3 RELIEF trial in fibromyalgia. TNX-102 SL is also in development for agitation in Alzheimer’s disease and alcohol use disorder (AUD). The agitation in Alzheimer’s disease program is Phase 2 ready with FDA Fast Track designation and the development for AUD is in the pre-Investigational New Drug (IND) application stage. TNX-601 CR (tianeptine oxalate controlled-release tablets) is in development as a daytime treatment for PTSD, as well as for depression. The first efficacy study will be performed outside the U.S. and it is expected to be IND-ready in 2020. TNX-1600 (a triple reuptake inhibitor) is a third product candidate being developed for PTSD, as a daytime treatment. Tonix‘s programs for treating addiction conditions also include TNX-1300*** (double-mutant cocaine esterase), which is in Phase 2 development for the treatment of cocaine intoxication and has FDA Breakthrough Therapy Designation. Tonix’s preclinical pipeline includes TNX-1500 (anti-CD154), a monoclonal antibody being developed to prevent and treat organ transplant rejection and autoimmune conditions, and TNX-1700 (rTFF2), a biologic being developed to treat gastric and pancreatic cancers. Finally, TNX-801 (live virus vaccine for percutaneous [scarification] administration) to potentially prevent smallpox and TNX-701 (undisclosed small molecule) to prevent radiation effects are being advanced as medical countermeasures to improve biodefense.

*TNX-102 SL (cyclobenzaprine HCl sublingual tablets) is an investigational new drug and has not been approved for any indication.

**Tonmya has been conditionally accepted by the FDA as the proposed trade name for TNX-102 SL for the treatment of PTSD.

***TNX-1300 (T172R/G173Q double-mutant cocaine esterase 200 mg, i.v. solution) is an investigational new biologic and has not been approved for any indication.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2019, and periodic reports on Form 10-Q filed with the SEC on or after the date thereof. Tonix does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Bradley Saenger (corporate)

Tonix Pharmaceuticals

investor.relations@tonixpharma.com

(212) 688-9421

Travis Kruse (media)

Russo Partners

travis.kruse@russopartnersllc.com

(212) 845-4272

Peter Vozzo (investors)

Westwicke

peter.vozzo@westwicke.com

(443) 213-0505